Exhibit 23.1

Independent Accountants’ Consent

The Board of Directors

Point Asset Management, Inc.:

We consent to the inclusion of our report dated April 9, 2008, and to the reference to our firm under the heading “EXPERTS” in the Registration Statement.

/s/ KPMG LLP

Boston, Massachusetts

April 11, 2008